Exhibit 23.3

March 9, 2012

Dune Energy, Inc.

Two Shell Plaza

777 Walker Street, Suite 2300

Houston, Texas 77002

Ladies and Gentlemen:

We hereby consent to the references to DeGolyer and MacNaughton, to the use of our name, and to the inclusion by reference of information from our “Appraisal Report as of December 31, 2010 on Certain Properties owned by Dune Energy Inc.” in the Dune Energy, Inc. Registration Statement on Form S-8, to be filed on or about today.

Very truly yours,

DeGOLYER and MacNAUGHTON Texas Registered Engineering Form F-176